EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 11, 2008, with respect to the consolidated financial statements and schedule (which report expressed an unqualified opinion and contains an explanatory paragraph related to the adoption of Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment on March 27, 2006 and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109, Accounting for Income Taxes” on March 26, 2007) and internal control over financial reporting, included in the Annual Report of Nathan’s Famous, Inc. and subsidiaries on Form 10-K for the year ended March 30, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Nathan’s Famous, Inc. on Forms S-8 (Registration Nos. 33-72066 effective November 22, 1993, 33-89442 effective February 13, 2005, 33-93396 effective June 8, 1995, 333-86043 effective August 27, 1999, 333-86195 effective August 30, 1999, 333-92995 effective December 17, 1995, 333-82760 effective February 14, 2002 and 333-101355 effective November 20, 2002).

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Melville, New York
June 11, 2008